Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-144906 & No. 333-148972) of WABCO Holdings Inc. of our report dated February 22, 2007, with respect to the consolidated financial statements and schedule of WABCO Holdings Inc. for the year ended December 31, 2006, included in this Annual Report on Form 10-K, for the year ended December 31, 2008.

/s/ ERNST & YOUNG LLP

New York, New York

February 23, 2009